EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Delta International Oil & Gas Inc. (the "Company") on Form 10-Q for the three months ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Malcolm W. Sherman, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.  section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

s/ Malcolm W. Sherman
Malcolm W. Sherman
Chief Executive Officer and
May 15, 2014	Principal Financial Officer